Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 2, 2020, relating to the consolidated financial statements of Hoth Therapeutics, Inc. as of and for the years ended December 31, 2019 and 2018, included in this Annual Report on Form 10-K into the Company’s previously filed Registration Statement on Form S-1 (File No. 333-233563).

/s/ WithumSmith+Brown, PC

New York, New York
March 2, 2020